UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 6, 2007

HINES HORTICULTURE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24439	33-0803204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12621 Jeffrey Road, Irvine, California      92620
(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code: (949) 559-4444

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 6, 2007, Hines Horticulture, Inc. (the “Company”) received notification from the Nasdaq Stock Market, Inc. that a Nasdaq Listing Qualifications Panel has determined to delist the Company’s securities and accordingly, will suspend trading of the Company’s shares on Nasdaq at the open of business on August 8, 2007. This action was the result of the Nasdaq Panel’s agreement with previous Nasdaq determinations that the Company had not filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 pursuant to Marketplace Rule 4310(c)(14) and that the Company failed to maintain the minimum stockholders’ equity requirement for continued listing on The Nasdaq Global Market. The Company issued a press release on August 7, 2007 with respect to this matter, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Hines Horticulture, Inc. Press Release issued August 7, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2007	HINES HORTICULTURE, INC.

	By:	/s/ Claudia M. Pieropan
Claudia M. Pieropan
Chief Financial Officer, Secretary and Treasurer

Exhibit Index

Exhibit No.	Description
99.1	Hines Horticulture, Inc. Press Release issued August 7, 2007

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